EXHIBIT 23.2

              CONSENT OF INDEPENDENT REGISTERED ACCOUNTANTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated April 11, 2005, relating to the financial statements of Southern Sauce Company, Inc. for the periods ended December 31, 2004 and March 31, 2005, and to the reference to our Firm under the caption "Experts" in the Prospectus.


Daszkal Bolton, LLP

Boca Raton, Florida
August 17, 2005